Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE, OF TETRALOGIC PHARMACEUTICALS CORPORATION transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures  of its duly authorized officers Dated: PRESIDENT AND CHIEF EXECUTIVE OFFICER CHIEF FINANCIAL OFFICER AND SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT -  Custodian  under TEN ENT – as tenants by the entireties  (Cust) (Minor) JT TEN – as joint tenants with right of survivorship Uniform Gifts to Minors Act and not as tenants in common  (State) Additional abbreviations may also be used though not in the above list. For Value Received,  hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint  Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated X  X